SALOMON INC

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BY - LAWS

(As Amended February 26, 1995)


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                              I N D E X

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ARTICLE I.        Offices . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.       Stockholders. . . . . . . . . . . . . . . . . 1

     Section  1.      Annual Meetings . . . . . . . . . . . . . 1

     Section  2.      Special Meetings. . . . . . . . . . . . . 2

     Section  3.      Notice of Meetings. . . . . . . . . . . . 2

     Section  4.      List of Stockholders. . . . . . . . . . . 3

     Section  5.      Quorum. . . . . . . . . . . . . . . . . . 3

     Section  6.      Organization. . . . . . . . . . . . . . . 4

     Section  7.      Voting. . . . . . . . . . . . . . . . . . 4

     Section  8.      Judges. . . . . . . . . . . . . . . . . . 5

     Section  9.      Action by Written Consent . . . . . . . . 5

     Section  10.     Notice of Stockholder Nominees. . . . . . 6

ARTICLE III.      Directors . . . . . . . . . . . . . . . . . . 7

     Section  1.      Number, Election and Term
                      of Office . . . . . . . . . . . . . . . . 7

     Section  2.      Vacancies and Newly Created
                      Directorships . . . . . . . . . . . . . . 8

     Section  3.      Regular Meetings. . . . . . . . . . . . . 8

     Section  4.      Special Meetings. . . . . . . . . . . . . 8

     Section  5.      Notice. . . . . . . . . . . . . . . . . . 8

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     Section  6.      Quorum. . . . . . . . . . . . . . . . . . 9

     Section  7.      Organization. . . . . . . . . . . . . . . 9

     Section  8.      Adjournment . . . . . . . . . . . . . . . 9

     Section  9.      Action without Meeting. . . . . . . . . . 9


     Section  10.     Compensation. . . . . . . . . . . . . . . 9

     Section  11.     Directors Emeritus. . . . . . . . . . . .10

ARTICLE IV.       Committees. . . . . . . . . . . . . . . . . .10

     Section  1.      Executive Committee . . . . . . . . . . .10

     Section  2.      Chairman of the
                      Executive Committee . . . . . . . . . . .11

     Section  3.      Compensation and Employee Benefits
                      Committee . . . . . . . . . . . . . . . .12

     Section  4.      Other Committees. . . . . . . . . . . . .12

     Section  5.      Committee Vacancies, etc. . . . . . . . .12

     Section  6.      Committee Meetings. . . . . . . . . . . .13

ARTICLE V.        Officers. . . . . . . . . . . . . . . . . . .13

     Section  1.      Number, Election and
                      Term of Office. . . . . . . . . . . . . .13

     Section  2.      Chairman. . . . . . . . . . . . . . . . .14

     Section  3.      President . . . . . . . . . . . . . . . .14

     Section  4.      Vice Chairmen . . . . . . . . . . . . . .14

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                                                              Page
     Section  5.      Executive Vice Presidents,
                      Senior Vice Presidents,
                      Vice Presidents and Other
                      Officers. . . . . . . . . . . . . . . . .14

     Section  6.      Secretary . . . . . . . . . . . . . . . .15

     Section  7.      Treasurer . . . . . . . . . . . . . . . .15

     Section  8.      Chief Financial Officer . . . . . . . . .15

     Section  9.      Controller. . . . . . . . . . . . . . . .15

     Section  10.     General Counsel . . . . . . . . . . . . .16

     Section  11.     Bonds . . . . . . . . . . . . . . . . . .16

     Section  12.     Vacancies . . . . . . . . . . . . . . . .16

ARTICLE VI.       Divisions and Division Officers . . . . . . .16


     Section  1.      Establishment of Divisions and
                      Appointment of Officers . . . . . . . . .16

     Section  2.      Authority . . . . . . . . . . . . . . . .16

ARTICLE VII.      Removal of Directors. . . . . . . . . . . . .17

ARTICLE VIII.     Contracts, Checks, Drafts, Etc. . . . . . . .17

     Section  1.      Contracts, etc., How
                      Executed. . . . . . . . . . . . . . . . .17

     Section  2.      Loans . . . . . . . . . . . . . . . . . .17

     Section  3.      Checks, Drafts, etc.. . . . . . . . . . .18

ARTICLE IX.       Stock . . . . . . . . . . . . . . . . . . . .18

     Section  1.      Certificates of Stock . . . . . . . . . .18

     Section  2.      Transfer of Stock . . . . . . . . . . . .18

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ARTICLE X.        Registered Stockholders . . . . . . . . . . .19

ARTICLE XI.       Lost, Stolen or Destroyed
                  Certificates. . . . . . . . . . . . . . . . .19

ARTICLE XII.      Fixing of Record Date . . . . . . . . . . . .19

ARTICLE XIII.     Dividends . . . . . . . . . . . . . . . . . .20

ARTICLE XIV.      Waiver of Notice. . . . . . . . . . . . . . .20

ARTICLE XV.       Seal. . . . . . . . . . . . . . . . . . . . .20

ARTICLE XVI.      Fiscal Year . . . . . . . . . . . . . . . . .21

ARTICLE XVII.     Amendments. . . . . . . . . . . . . . . . . .21

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                                  ARTICLE I

                                   Offices

           The registered office of the Corporation in the State of Delaware shall be at No. 1209 Orange Street, Wilmington, Delaware.

           The Corporation shall also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time designate.

                                  ARTICLE II

                                 Stockholders

          Section 1. Annual Meetings. (a) The Annual Meeting of the Stockholders of the Corporation shall be held in such suitable place as may be from time to time designated by the Board of Directors, on the first Wednesday of the month of May in each year, if not a legal holiday under the laws of the state where the Meeting is to be held, and, if a legal holiday under the laws of such state, then on the next business day following at 10:00 o'clock in the forenoon. The Board of Directors may designate any other business day in the month of May for the holding of an Annual Meeting of the Stockholders; provided, however, that such designation shall be made at least 30 days prior to the regular date fixed for such Annual Meeting in this Section 1.

          (b) At any Annual Meeting of the Stockholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who complies with the procedures set forth in this Section 1. For business to be properly brought before an Annual Meeting by a Stockholder, the Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be

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received not later than the close of business on the 10th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. To be in proper written form, a Stockholder's notice to the Secretary shall set forth in writing as to each matter the Stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and address, as they appear on the

Corporation's books, of the Stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the Stockholder and (iv) any material interest of the Stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 1. The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provision of this Section 1, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Section 2. Special Meetings. A Special Meeting of the Stockholders of the Corporation for any purpose or purposes other than those regulated by statute may be called by resolution of the Board of Directors or by the Chairman or by the Secretary at the request in writing of Stockholders owning at least one-third of the shares of the stock of the Corporation issued and outstanding and entitled to vote at said meeting. Any such Special Meeting shall be held in such suitable place as may be designated by the Board of Directors.

          Section 3. Notice of Meetings. Written notice of every meeting of the Stockholders shall be given which shall state the place, date and hour of the Meeting and the purpose(s) for which the Meeting was called. Unless otherwise provided by statute, such written notice shall be given not less than ten nor more than fifty days before the date of any Meeting to each Stockholder entitled to vote at such Meeting. If mailed, notice shall be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears in the records of the Corporation. When a Meeting is adjourned to another time or place, notice need not be given of the adjourned Meeting if the time and

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place thereof are announced at the Meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a notice of the adjourned Meeting shall be given to each Stockholder of record entitled to vote at the Meeting.

          Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every Meeting of the Stockholders, a complete list of the Stockholders entitled to vote at the Meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least ten days prior to the Meeting, either at a place within the city where the Meeting is to be held, which place shall be specified in the notice of the Meeting, or, if not so specified, at the place where the Meeting is to be held. The list shall also be produced and kept at the time and place of the Meeting during the whole time thereof and may be inspected by any Stockholder who is present.

          Section 5. Quorum. At any Meeting of the Stockholders of the Corporation, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, in order to constitute a quorum, the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote at said Meeting. If at any such Meeting a quorum shall fail to be present, the holders of, or proxies for, a majority of the stock which is represented at such Meeting, may adjourn the Meeting from time to time without notice other than the announcement at the Meeting (subject to the provisions of Section 3 of this Article II) until a quorum shall attend, and thereupon, any business may be transacted at the adjourned Meeting which might have been transacted at the Meeting as originally called.

          Notwithstanding the foregoing, at all Meetings of Stockholders whenever the holders of the Corporation's Preferred Stock shall have the special right, voting separately as a class, to elect directors or to vote with respect to other corporate action, the presence in person or by proxy of the holders of a majority of the Corporation's outstanding Common Stock shall be required to

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constitute a quorum of such class, and the presence in person or by proxy of the holders of a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such class; provided, however, that the absence of a quorum of the holders of stock of either class shall not prevent the election at any such Meeting or adjournment thereof of directors or the taking of a vote with respect to such other corporate action by the other such class if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such Meeting or any adjournment thereof; and provided further, however, that in the absence of a quorum of the holders of stock of either class, a majority of the holders of the stock of the class who are present in person or by proxy shall have power to adjourn the election of the directors to be elected by such class or the taking of a vote with respect to such other corporate action from time to time without notice other than announcement at the Meeting (subject to the provisions of Section 3 of this Article II) until the requisite number of holders of such class shall be present in person or by proxy.

          Section 6. Organization. The Chairman shall act as Chairman of any Meeting of the Stockholders of the Corporation. If the Chairman is absent, then such other officer as the Board of Directors may from time to time designate shall act as Chairman of such Meeting. The Secretary or, in his absence, any person appointed by the Chairman of the Meeting, shall act as secretary of the Meeting.


          Section 7. Voting. Each stockholder of record of the Corporation shall, at every Meeting of the Stockholders of the Corporation, be entitled to one vote for each share of stock standing in his name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, but no proxy shall be voted on after one year from its date.

          The vote on all elections of Directors shall be by ballot and, upon demand of any Stockholder, the vote on any other question before the Meeting shall be by ballot or otherwise as determined by the Chairman of the Meeting.

          Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, all elections shall be had and all questions decided by a majority of the votes cast.

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          Section 8.      Judges.  At every meeting of the Stockholders of the
Corporation at which a vote by ballot is taken, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two Judges with appeal to the Chairman of the Meeting. Said
Judges shall be appointed by the presiding officer of the Meeting.

          Section 9. Action by Written Consent. (a) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any Meeting of Stockholders of the Corporation, or any action which may be taken at any Meeting of the Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of Meetings of Stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent with respect thereto is delivered to the Corporation a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

          (b)  Determination of Record Date of Action by Written

Consent. In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall neither precede, nor be more than 10 days after, the date on which the resolution fixing the record date is adopted by the Board of Directors. Any Stockholder of Record seeking to have the Stockholders authorize or take corporate action

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by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly (but in all events not more than 10 days after the date on which such a request is received) adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          Section 10. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this
Section 10 shall be eligible for election at a meeting of Stockholders as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of Stockholders (a) by or at the direction of the Board of Directors or (b) by any Stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 10. All nominations by Stockholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting


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was mailed or such public disclosure was made.  To be in proper written form, such Stockholder's notice shall set forth in writing (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the 1934 Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the Stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such Stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such Stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee. In the event that a Stockholder seeks to nominate one or more directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether a Stockholder has complied with this Section 10. If the inspectors shall determine that a Stockholder has not complied with this Section 10, the inspectors shall direct the Chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws of the Corporation, and the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE III

                                   Directors

          Section 1. Number, Election and Term of Office. The business of the Corporation shall be managed by a Board of Directors (hereinafter sometimes referred to as the "Board"). The number of Directors which shall constitute the Board shall be such as from time to time shall be fixed by the Board of Directors but in no case shall the number be less than three (3). Each Director shall hold office until his successor is elected and qualified or until he shall resign or shall have been removed.

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          In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all powers and do all lawful acts and things other than those required by law, the Certificate of Incorporation or these By-Laws to be exercised or done by the Stockholders.


          Section 2. Vacancies and Newly Created Directorships. Any vacancy or vacancies which may occur among the Directors through death, resignation, or disqualification or for any other cause, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office, though less than a quorum, subject to the provisions hereinafter contained in this Section 2.

          In case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the Corporation's Preferred Stock, voting separately as a class, the remaining Director elected by the holders of the Preferred Stock may designate a successor to hold office for the unexpired term of the Director whose place is vacant. Likewise in case of any vacancy in the office of a Director occurring among the Directors elected by the holders of the Corporation's Common Stock, the remaining Director(s) elected by the holders of the Common Stock, by affirmative vote of a majority thereof, may elect a successor or successors to hold office for the unexpired term of the Director or Directors whose place or places shall be vacant.

          Section 3. Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

          Section 4. Special Meetings. Special Meetings of the Board may be called by the Chairman, the President or any two Directors, and such Meetings shall be held at the registered office of the Corporation in the State of Delaware or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

          Section 5. Notice. Notice of any Meeting of the Board requiring Notice shall be given to each Director by mailing the same at least forty-eight (48) hours, or by telegraphing or telephoning the same at least twelve (12) hours before the time fixed

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for the meeting.  Any Director may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. At any meeting at which every director shall be present any and all business may be transacted even though no notice shall have been given.

          Section 6. Quorum. At all Meetings of the Board the presence of one-third of the Directors shall be necessary to constitute a quorum and be sufficient for the transaction of business and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-laws.


          Section 7. Organization. The Chairman shall act as Chairman of any Meeting or the Board or, in the absence of the Chairman, the President or, in his absence, a Vice Chairman designated by the Board shall act as Chairman at any Meeting of the Board; and the Secretary or, in his absence, any Assistant Secretary shall act as Secretary of any such meeting.

          Section 8. Adjournment. Any Regular or Special Meeting of the Board of Directors may be adjourned from time to time by the members present whether or not a quorum shall be present, and no notice shall be required of any adjourned meeting beyond the announcement of such adjournment of the meeting.

          Section 9. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any Meeting of the Board of Directors or any committee referred to in these By-Laws, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

          Section 10. Compensation. Each Director, in consideration of his serving as such, shall be entitled to receive from the Corporation such compensation as the Board shall from time to time determine, together with reimbursement for reasonable expenses incurred by him in attending meetings of the Board. Each

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Director who shall serve as a member of the Executive Committee or any other committee of the Board provided for in these By-Laws, in consideration of his serving as such, shall be entitled to such additional compensation as the Board shall from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          Section 11. Directors Emeritus. The Board of Directors may, at any time and from time to time, designate one or more persons as Directors Emeritus. Directors Emeritus shall be entitled to attend, in an advisory capacity, all meetings of the Board, may serve on such committees of the Board and perform such other services for the Corporation as may be determined by the Board from time to time, but shall have no power to vote at meetings of the Board or otherwise to manage the business and affairs of the Corporation. Whenever in this
Article III and elsewhere in these By-Laws the term "Board", "Director", or "Directors" are used, such terms shall not include Directors Emeritus within their meanings. Each Director Emeritus, in consideration of his serving as such, shall be entitled to receive from the Corporation such compensation as the Board shall from time to time determine, together with reasonable expenses incurred by him in attending meetings of the Board.


                                  ARTICLE IV

                                  Committees

          Section 1. Executive Committee. The Board of Directors, by resolution passed by a majority of the whole Board, shall designate an Executive Committee to consist of such number of the Directors as shall be designated from time to time by the Board and shall designate, from among the members of the Executive Committee, a Chairman of the Executive Committee. The Executive Committee shall serve at the pleasure of the Board of Directors and shall have and exercise all powers of the Board in the general and active management of the business and the affairs of the Corporation even if not referred to in these By-Laws in the description of such power(s), except that the Executive Committee shall not have and may not exercise the following powers:

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          (i)   To submit or recommend to the Stockholders any action which any applicable statute requires to be approved by a vote of the Stockholders;

          (ii) To amend or repeal the By-Laws or to adopt any By-Laws or remove any officer;

          (iii) To amend, alter or repeal any resolution of the Board of Directors which by its terms provides that it will not be amended, altered or repealed by the Executive Committee;

          (iv) To fix compensation for services as a member of the Executive Committee;

          (v) To call any securities of the Corporation for redemption, conversion or purchase by the Corporation, except pursuant to, and within such parameters, if any, as may be established by, a specific delegation of discretionary authority by the Board of Directors, or to authorize the issuance or sale of any authorized but non-issued stock, or any Treasury stock, of the Corporation;

          (vi) To declare dividends upon any class of capital stock of the Corporation.

          Any removal or designation of a member of the Executive
Committee shall require the affirmative vote of a majority of the whole Board of Directors.

          Section 2. Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee at which he is present and shall receive such compensation as may be fixed by the Board of Directors, and nothing herein contained shall be construed to preclude him from serving the Corporation in any other capacity and receiving compensation therefor.

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          Section 3.      Compensation and Employee Benefits Committee.
The Board of Directors, by resolution passed by a majority of the whole Board, shall designate a Compensation and Employee Benefits Committee to consist of such number of Directors as shall be determined from time to time by the Board. A majority of the members of the Compensation and Employee Benefits Committee shall be persons who are not officers or employees of the Corporation. The Compensation and Employee Benefits Committee shall have such powers and duties as the Board may properly determine. In addition, no payment (other than previously established remuneration) shall be made by the Corporation or any of its wholly-owned subsidiaries to any director or officer of the Corporation or of any of its wholly-owned subsidiaries in connection with or because of any merger to which the Corporation or any of its wholly-owned subsidiaries is a party, or in connection with or because of any divestiture of a wholly-owned subsidiary or a division by the Corporation or any of its wholly-owned subsidiaries, unless such payment has been approved by a majority of the members of the Compensation and Employee Benefits Committee who are eligible to vote thereon pursuant to the following sentence. Any member of the Compensation and Employee Benefits Committee who has received or has been proposed to receive payment (other than previously established remuneration) in connection with or because of such merger or divestiture or who is an officer of the Corporation shall not participate in the deliberations or voting of the Committee on any payment described in the preceding sentence. By a majority vote of its members who are not officers or employees of the Corporation, the Compensation and Employee Benefits Committee may recommend to the Board that said Committee retain, at the Corporation's expense, its own counsel, accountants and experts.

          Section 4. Other Committees. The Board of Directors may appoint such other Committees, which may include as members directors only or directors and non-directors, as the Board may from time to time consider desirable, and such Committees shall have such powers and duties as the Board may properly determine; provided, however, that the powers and duties of any such Committee whose members shall include non-directors shall be limited to making recommendations to the Board of Directors.

          Section 5. Committee Vacancies, etc. Any Committee appointed pursuant to this Article shall serve at the pleasure of the Board, which shall have power at any time to change the

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membership of such Committee, to fill vacancies in it or to dissolve it;
but, subject to such change or dissolution, members of a Committee shall hold office until the first meeting of the Board of Directors following the Annual Meeting of the Stockholders next succeeding their appointment and until their successors are appointed.

          Section 6. Committee Meetings. Meetings of a Committee shall be held at such place within or without the State of Delaware as may from time to time be determined by the Board of Directors or the Committee, and no notice of such regular meetings shall be required. Special meetings of any Committee may be called by the Chairman of such Committee or by a majority of the members of such Committee. All special meetings of committees shall be called by the Secretary on the written request of the requisite members of such Committee as aforesaid. Notice of a special meeting of any Committee shall be given to each member thereof by mailing the same at least 48 hours, or by telegraphing or telephoning the same at least 12 hours, before the time of Meeting. The majority of the members of a Committee shall constitute a quorum for the transaction of Committee business. Any member of a Committee may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in the meeting shall constitute presence in person at such meeting. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee; provided, however, that, with respect to the Executive Committee, a majority shall not be deemed to exist unless it consists of three or more members of the Committee. A Committee shall keep regular minutes of its Meetings which shall be reported to the Board of Directors when required.


                                  ARTICLE V

                                  Officers

          Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a Chairman (who shall be designated Chief Executive Officer), a President, two Vice Chairmen, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, a General Counsel, a Chief Financial Officer and a Controller who shall be elected by the Board

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of Directors at any Regular or Special Meeting of the Board, and such other officers as may be appointed by the Board. Any officer elected by the board of Directors shall hold office until his successor shall be elected and shall have qualified, but such officer may be removed at any time by the affirmative vote of a majority of the Board. The Board may from time to time elect or appoint such other officers and agents as the interests of the Corporation may require and may fix their duties and terms of office. More than one office may be held by the same person.

          Section 2. Chairman. The Chairman shall be a director. Subject to the direction of the Board of Directors, the Chairman shall have the general and active management of the business of the Corporation, shall have all of the powers and duties of Chief Executive Officer, shall perform all other duties and enjoy all other powers commonly incident to his office or delegated to him by the Board of Directors and shall preside at all meetings of the Stockholders and the Board of Directors at which he shall be present.

          Section 3. President. The President shall be a Director, shall be a principal executive of the Corporation and shall be subject to the direction of the Board of Directors. In the event of disability of the Chairman, then the President shall perform the duties of the Chairman.

          Section 4. Vice Chairmen. In the event of non-availability or disability of the Chairman and the President, then the Vice Chairman designated by the Board shall perform the duties of the Chairman. Additionally, the Vice Chairmen shall perform such duties as may be assigned to them by the Board of Directors or the Chairman.

          Section 5. Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Other Officers. Except as provided in
Article II, Section 6 and Article III, Section 7 of these By-Laws, in the event of non-availability or disability of the Chairman, the President and the Vice Chairman designated by the Board to perform the duties of the Chairman, then any other Vice Chairman, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents in the order of designation by the Board shall perform the duties of the Chairman. Additionally, the Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties as may be assigned to them by the Board of Directors or the Chairman.

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          Section 6.      Secretary.  The Secretary shall record all the
proceedings of the Meetings of the Board of Directors and the Executive Committee, and of the Stockholders of the Corporation in a book or books to be kept for that purpose. He shall have custody of the records and of the seal of the Corporation and may affix the seal to any instrument requiring the seal when authorized by the Board of Directors or the Executive Committee. He shall have charge of the stock certificate and stock transfer books of the Corporation. He shall notify the Directors and Stockholders of the respective meetings as required by law or the By-Laws of the Corporation, and shall perform such other duties as may be required of him. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

          Section 7. Treasurer. The Treasurer shall have charge of the funds of the Corporation. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation, and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors or the Executive Committee. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render an account of all his transactions as Treasurer. The Assistant Treasurers shall during the absence or incapacity of the Treasurer assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

          Section 8. Chief Financial Officer. The Chief Financial Officer shall be the principal officer of the Corporation having responsibility for financial matters and shall perform such duties as may be assigned to him by the Board of Directors or the Chairman.

          Section 9. Controller. The Controller shall be the Chief Accounting Officer of the Corporation. He shall maintain the records of the Corporation pertaining to its fiscal affairs and see that adequate audits thereof are currently and regularly made. He shall render an account of the financial condition of the Corporation and shall perform such other duties incident to his office as shall be delegated to him by the Board of Directors. If the position of Controller is vacant or a new Controller has served in the position for

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

such a short period that the Chairman determines that the new Controller cannot yet fully discharge the role of Chief Accounting Officer, the Chief Financial Officer, on the direction of the Chairman, may assume the role of Chief Accounting Officer.

          Section 10. General Counsel. The General Counsel shall be the chief officer of the Corporation for legal proceedings and matters of a legal nature and shall have the responsibility of supervising such matters and proceedings.

          Section 11. Bonds. The Treasurer and Assistant Treasurers, if required so to do by the Board of Directors, shall give a Bond for the faithful performance of his duties, in such sum and with such surety or sureties as the Board of Directors may require.

          Section 12. Vacancies. If for any reason any vacancy occurs in any office or agency of the Corporation, the Board of Directors or the Executive Committee may choose a successor to hold office for the unexpired term of the office in question.


                                  ARTICLE VI

                         Divisions and Division Officers


          Section 1. Establishment of Divisions and Appointment of Officers. The Board of Directors may establish one or more divisions of the Corporation to carry on a portion of the business of the Corporation. The Board of Directors shall appoint a Chairman of any division so established. The Chairman of any division may appoint such other officers of the division as he shall deem appropriate.

          Section 2. Authority. The Chairman of any division shall have ultimate authority and control with respect to significant policy-making functions relating to the business, operations and affairs of the division, including overall risk levels, capital, budget and significant employment and compensation decisions. The other officers of any division shall have such powers, authorities, functions and responsibilities with respect to the business, operations and affairs of the division as may be prescribed from time to time by the Board of Directors or the Chairman of the division. All acts, contracts, engagements and undertakings by such

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division officers within the scope of their powers, authorities, functions or responsibilities shall be binding upon the Corporation and the division for which such officers shall have acted.


                                  ARTICLE VII

                              Removal of Directors

          Any Director may be removed at any time by the vote of the holders of a majority of all the shares of stock of the Corporation entitled to vote for his election, given at a Meeting called for that purpose, and the vacancy in the Board caused by such removal may be filled by such Stockholders at such meeting or, if the Stockholders shall fail to fill such vacancy, by the Board by a majority vote of the remaining Directors (except as provided in Section 2, Article III of these By-Laws) though less than a quorum.


                                  ARTICLE VIII

                         Contracts, Checks, Drafts, Etc.

          Section 1. Contracts, etc., How Executed. The Board, except as in these By-Laws otherwise provided, may authorize any officer or officers, agent or agents, or employee, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances, and may be granted by the Board pursuant to authorization given by the Board, and, unless so authorized, no agent or employee shall have power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

          Section 2. Loans. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by, or given pursuant to authorization of, the Board. When so authorized by the Board of Directors or the Executive Committee, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may

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

make, execute and deliver promissory notes, or other evidences of indebtedness of the Corporation. Such authority may be general or confined to specific instances.

          Section 3. Checks, Drafts, etc. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board.


                                  ARTICLE IX

                                    Stock

          Section 1. Certificates of Stock. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every certificate shall be signed by the Chairman, the President or any Executive Vice President, Senior Vice President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and no certificate shall be valid unless so signed, provided, however, that where such certificate is countersigned by a registrar designated by the Corporation for such purpose, all other signatures thereon (including those of a transfer agent or an assistant transfer agent or a transfer clerk acting on behalf of the Corporation) may be facsimiles.

          All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate shall certify the name of the person owning the shares represented thereby, with the number of said shares and the date of issue.

          All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate for the same number of shares of the same class of stock has been surrendered and cancelled.


          Section 2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper

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

evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  ARTICLE X

                            Registered Stockholders

          The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                  ARTICLE XI

                     Lost, Stolen or Destroyed Certificates

          Any person claiming a certificate of stock to be lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required by the Board of Directors, advertise the same in such manner as the Board may require, and the Board of Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.


                                  ARTICLE XII

                             Fixing of Record Date

          In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any Meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a Meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

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


conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such Meeting, nor more than sixty days prior to any other such action.


                                  ARTICLE XIII

                                    Dividends

          Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any Regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.


                                  ARTICLE XIV

                               Waiver of Notice

          Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or by these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.


                                  ARTICLE XV

                                     Seal

          The corporate seal of the Corporation shall be circular and shall bear the name of the Corporation and the year and state of its incorporation.

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




                                  ARTICLE XVI

                                  Fiscal Year

          The fiscal year of the Corporation shall begin on the first day of January of each year and shall end on the thirty-first day of December following.


                                  ARTICLE XVII


                                   Amendments

          These By-Laws may be altered or repealed at any Regular Meeting of the Stockholders or at any Special meeting of the Stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such Special Meeting, by the affirmative vote of a majority of the stock entitled to vote at such Meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any Regular Meeting of the Board or at any Special Meeting of the Board if notice of the proposed alteration or repeal be contained in the notice of such Special Meeting; provided, however, that the provisions of Section 5 of Article
II, Section 2 of Article III, Article VII and this Article XVII, insofar as they relate to the rights of the holders of the Corporation's
Preferred Stock, may not be amended without the affirmative vote of the holders of a majority of such Preferred Stock voting separately as a class.

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